EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Wayne M. Grzecki, Chief Executive Officer, and Nicole M. Tremblay, Chief Financial Officer, of New Century Portfolios (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                      CHIEF FINANCIAL OFFICER

New Century Portfolios                       New Century Portfolios


/s/ Wayne M. Grzecki                         /s/ Nicole M. Tremblay
-------------------------------              ------------------------------
Wayne M. Grzecki, President                  Nicole M. Tremblay, Treasurer

Date:  January 6, 2004                       January 6, 2004



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO NEW CENTURY PORTFOLIOS AND WILL BE RETAINED BY NEW CENTURY PORTFOLIOS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.